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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-121732) and related Prospectus of Cell Genesys, Inc. and to the incorporation by reference therein of our report dated January 20, 2004, with respect to the consolidated financial statements of Cell Genesys, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Palo Alto, California
February 11, 2005